Exhibit 10.18

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 30, 2010, by and between COMERICA BANK (“Bank”) and LDR HOLDING CORPORATION and LDR SPINE USA, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 23, 2009, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The Schedule attached to the Agreement hereby is replaced in its entirety with the Schedule attached hereto.

2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LDR HOLDING CORPORATION

By:

Title:	CFO/Secretary

LDR SPINE USA, INC.

By:

Title:	VP - Finance & Admin.

COMERICA BANK

By:

Title:	Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

1. Indebtedness incurred pursuant to that certain Loan and Security Agreement dated as of January 31, 2007 by and between Parent and Escalate Capital I, L.P., as amended from time to time (the “Escalate Debt”).

2. Up to up to an aggregate of €6,500,000 in principal Indebtedness incurred by LDR Medical, SAS under agreements it has with certain lenders.

Permitted Investments (Section 1.1)

Parent has a beneficial ownership interest in the following Subsidiaries: LDR Spine USA, Inc., LDR Medical, SAS and LDR Brasil Comercio, Importacao e Exportacao Ltda.

Permitted Liens (Section 1.1)

Liens securing the Escalate Debt.

Prior Names (Section 5.5)

None.

Litigation (Section 5.6)

None.

Inbound Licenses (Section 5.12)

None.